Exhibit 10.1

35 Wilbur Street Associates, LLC
19 Wilbur Street
Lynbrook, NY 11563

November 6, 2017

Mr. Thomas Wegman
Advance Biofactures Corp.
35 Wilbur Street
Lynbrook, NY 11563

Re:	Lease dated November 21, 2013 between 35 Wilbur Street Assoc., LLC and Advance Biofactures Corp., premises; 35 Wilbur Street, Lynbrook, NY 11563.

Dear Mr. Wegman:

It is our understanding that you would like to renew the lease. The current lease expires on November 30, 2017. We propose that the current terms of the lease remain in effect except where the following is concerned:

1)	The lease will be renewed for 1 (one) year at the rate of $133,975 annually. $11,164.58/month.
—	This will be less 14.89% of the utilities.

A current copy of the certificate of liability insurance is required.

Sincerely yours,

/s/ Valorie Mancuso
Valorie Mancuso
Controller

/s/ Valorie Mancuso
Valorie Mancuso/Controller
Thomas Wegman, President	Richard Arote Jr.
Advance Biofactures Corp.	35 Wilbur Street Assoc., LLC

/s/ Thomas Wegman	not present 11/06/2017.

State of New York	ss:
County of Nassau

On this 06th day of November, 20l7, before me personally came, Thomas Wegman to me known, who, being by me duly sworn, did say that he is the President of Advance Biofactures Corp. and that he signed his name thereto by authority of the board of directors.